Exhibit 99.1

Quotient Limited Receives European CE Mark for its Initial IH Microarray

JERSEY, Channel Islands, May 1, 2019 (GLOBE NEWSWIRE) — Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company (the Company), headquartered in Eysins, Switzerland, today announced receipt of the CE Mark (Conformité Européenne) for its initial Immunohematology (IH) Microarray for use with its CE Marked MosaiQTM diagnostic platform.

Initial IH Microarray Approval in Europe

Following the successful conclusion of its first EU field trial in July 2018 and the subsequent submission of the technical dossier for CE Mark approval in late September 2018, on April 30, 2019, the Company was informed that it had received CE Mark clearance for its initial IH Microarray for use in transfusion diagnostics.

Franz Walt, Quotient’s Chief Executive Officer, commented, “This is an important milestone in our Company’s evolution from development into commercialization. With this critical approval, we can begin commercialization and can fully interact with customers, allowing us to demonstrate the significant benefits which MosaiQ will offer to their laboratory operations. Moving forward from a development perspective, our focus is now on menu expansion.”

Mr. Walt added, “In line with our product portfolio roadmap, the next IH microarray will move from development into field trials shortly, in conjunction with the submission of the clinical data from our ongoing initial SDS Microarray’s European field trial for CE Mark approval. Menu expansion plans also include a third-party evaluation of our novel approach to Molecular Disease Screening which we plan to complete later this year. The clearance for our initial IH Microarray will also allow us to issue an additional $25 million of our 12% Senior Secured Notes due 2024, which we expect to occur later this month.”

About Quotient Limited

Building on 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and operational cost savings to laboratories around the world. Quotient’s operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the application of MosaiQ to infectious disease diagnostics), and the timing of the issuance of the Company’s additional notes. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These

Page 1/2

risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; the Company’s ability to satisfy certain closing conditions associated with the issuance of the additional notes; as well as the other risks set forth in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT:

Christopher Lindop, Chief Financial Officer—chris.lindop@quotientbd.com; +41 799 61 69 38

Page 2/2